Code of Ethics

October 25, 2013

TABLE OF CONTENTS

Code Of Ethics	3
Introduction	3
Standards of Business Conduct	3
Other Ethical Matters	4
Insider Trading Prohibition	5
Gifts	6
Entertainment	6
Political Contributions and Other Payments	6
Outside Business Activities and Involvement in Legal Proceedings	7
Service on a Board of Directors	7
Prohibition on Participation in Initial Public Offerings	7
Watch List	7
Securities Pre-Clearance Requirement	7
Securities Reporting Requirements	9
Certification of Compliance	11
Code of Ethics Violations Relating to Personal Securities Transactions	12
Personal Securities Trading Request and Authorization Form	13
Initial Holdings Report Form	15
Annual Holdings Report Form	19
Quarterly Transaction Report Form	23
Code of Ethics Acknowledgement Form	25

Toroso Investments, LLC	Page 2	Code of Ethics

CODE OF ETHICS

Introduction

Rule 204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”) requires investment advisers to establish, maintain, and enforce a written code of ethics.  The purpose of this rule is to help prevent fraud by requiring that investment advisers reinforce the fiduciary principals that govern the conduct of investment advisers and their personnel.

The provisions of this Code of Ethics describe Toroso’s standards of business conduct and the reporting obligations that Toroso and all of its supervised persons (i.e., employees, officers, directors, as well as any other natural person associated with Toroso that has access to information regarding clients’ transactions, is involved in making securities recommendations to Toroso’s clients, or has access to Toroso’s nonpublic recommendations) are expected to comply with.  This Code of Ethics, however, is not all-inclusive.  Rather, it is designed to be a guide for you to follow as part of your daily activities.  In those situations where it may be uncertain as to the Code of Ethic’s intent or purpose, you are advised to consult with the CCO.

All supervised persons are expected to conform to the standards, requirements, and principles described in this Code of Ethics and supervised persons who violate any of these standards, requirements, and principles may be subject to disciplinary action, up to and including termination of employment.

Standards of Business Conduct

All supervised persons are expected to:

•
Act with integrity, honesty, competence, diligence, respect, professionalism, and in an ethical manner with the public, existing or prospective clients, investors of clients, and with other supervised persons of Toroso.  This includes honoring all business obligations, not paying or receiving bribes, and not participating in any other unethical or corrupt act, practice, or course of conduct;

•	Always place clients’ interests above your own personal interests, including when conducting personal securities transactions;
•	Avoid taking inappropriate advantage of your position with Toroso, including when conducting personal securities transactions;
•	Avoid any actual or potential conflicts of interest or the appearance of a conflict of interest or any abuse of your position of trust and responsibility to the greatest extent possible;
•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•
Respect the confidentiality of the information you acquire in the course of your work, including all client information, and refrain from disclosing such information, except when you are authorized or legally obligated to do so;

Toroso Investments, LLC	Page 3	Code of Ethics

•
Understand and comply with all applicable laws, rules, and regulations of any government, regulatory organization, licensing agency, or professional association governing your professional activities.  This includes, but is not limited to, the Investment Advisers Act of 1940, Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulation S-P, the Employee Retirement Income Security Act of 1974, and their respective rules, if any, thereunder;

•	Not knowingly assist any third party in violating any laws, rules, and regulations of any government, regulatory organization, licensing agency, or professional association;
•	Promptly report any violations or potential violations of this Code of Ethics that come to your attention to the CCO; and
•	Maintain and improve your professional competence.

Other Ethical Matters

In addition to the Standards of Business Conduct, all supervised persons of Toroso are expressly prohibited from:

•	“Front running” a client trade in their personal account or in an account belonging to Toroso;
•	“Piggy backing” a trade placed by a client in their advisory account in other advisory clients’ accounts, without having a separate reasonable basis for recommending such a transaction;
•	Placing a client trade order based on rumors or engaging in rumormongering;
•	Making a claim about an investment product unless that claim can be substantiated;
•	Guaranteeing profit or protection from loss to any third-party;
•
Representing Toroso or taking any action on behalf of Toroso in any transaction where you have a material connection or financial interest unless pre-approved by the CCO, including, but not limited to, the recommendation or implementation of a securities transaction for an advisory client;

•
Borrowing money from an advisory client of Toroso unless such borrowing is from a bank or other financial institution made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with members of the general public and does not involve more than the normal risk of repayment or include other unfavorable features.

•	Obtaining any signatory authority over an account belonging to an advisory client unless such client is related to you by blood or marriage; and
•	Serving as executor, administrator, trustee, guardian, custodian, or in any other fiduciary capacity, whether for a fee or not, except for persons related to you by blood or marriage.

Toroso Investments, LLC	Page 4	Code of Ethics

Insider Trading Prohibition

In accordance with Section 204A of the Advisers Act, Toroso strictly prohibits its supervised persons from trading personally or on behalf of others, directly or indirectly, based on material, non-public, or confidential information.  Toroso additionally prohibits the communication of material non-public information to others in violation of the law.  If you become aware of the misuse of material nonpublic information by a supervised person of Toroso, you are required to report such to the CCO promptly.

The SEC defines material by saying that “Information is material if ‘there is a substantial likelihood that a reasonable investor would consider it important’ in making an investment decision.”  Information is nonpublic if it has not been disseminated in a manner making it available to investors generally.  You should not rely on an “assurance” from a third-party that the information in question has been disclosed and is no longer nonpublic.  It is Toroso’s responsibility to check various media sources or obtain hard copy evidence to verify such representation before relying on it.

If you come into possession of material non-public information, you must report such to the CCO, refrain from disclosing such information to anyone else at Toroso or outside of the firm, and refrain from disclosing or issuing a recommendation that is based in whole or in part on that material non-public information.  Please keep in mind that Toroso’s policy with respect to Insider Trading applies to all situations where material, non-public information is received by a supervised person of Toroso regardless of the source of that information (i.e., it does not matter whether the tipper is an “Insider” or if you obtained the information by overhearing a conversation that you were not a party to).

Upon notification, the CCO will determine an appropriate course of action to take based on the facts and circumstances of the situation, which may include a firm-wide prohibition on trading securities of, or related to, the issuer for client or personal accounts or heightened monitoring of internal and external communications.  Any further dissemination of material non-public information may only be made to a party with a valid business reason for their need to know such information and only after obtaining approval from the CCO.

Please note that by sharing office space with Global X Management Company LLC, supervised persons may inadvertently obtain or otherwise get access to material non-public information in Global X Management Company LLC’s possession, including information relating to the Global X Funds.  If such a situation arises, the supervised person must follow the protocol described above, including notification to the CCO.  In addition to the CCO’s responsibilities noted above, under these circumstances, the CCO will be responsible for notifying Global X Management Company LLC’s CCO of such occurrence.  Furthermore, it should be noted that it is Toroso’s policy to strictly prohibit any trading, for advisory clients or personal accounts, based on Global X Management Company LLC’s recommendations, research, or trading activities regardless of whether such information is material or non-public.

Additionally, it is the SEC’s position that the term “material nonpublic information” relates not only to information about issuers but also to an investment adviser’s securities recommendations to its clients and to clients’ securities holdings and transactions.  This type of material nonpublic information does not need to be reported to the CCO, however, you should always treat such information as material and nonpublic, the dissemination of which or taking inappropriate advantage of would most likely cause substantial harm to clients.

Toroso Investments, LLC	Page 5	Code of Ethics

Gifts

All supervised persons are prohibited from receiving any gift, service or other thing of value exceeding $100 from any person or entity that does business with Toroso within a calendar year.  Additionally, supervised persons may not give or offer any gift, service, or other thing exceeding a value of $100, within a calendar year, to existing clients, prospective clients, or any entity that does business with or on behalf of Toroso without pre-approval by the CCO.  Cash or cash equivalents may not be given or accepted as a gift from a client, prospective client, or any entity that does business with or on behalf of Toroso under any circumstances.

Within ten business days of receiving or giving a gift of any value where the opposite party is or was an existing or prospective client of Toroso or any other person or entity that does or seeks to do business with Toroso, supervised persons must complete and submit a Gift & Entertainment Reporting Form.  The CCO is responsible for reviewing all Gift & Entertainment Reporting Forms and taking appropriate actions.

Entertainment

All supervised persons are prohibited from providing or accepting extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with Toroso.  Supervised persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

Within ten business days of receiving or giving entertainment of any value where the opposite party is or was an existing or prospective client of Toroso or any other person or entity that does or seeks to do business with Toroso, supervised persons must complete and submit a Gift & Entertainment Reporting Form.  The CCO is responsible for reviewing all Gift & Entertainment Reporting Forms and taking any appropriate actions.

Political Contributions and Other Payments

All supervised persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities.  Furthermore, in no event may payment of anything of value be offered, promised or made to any government, government entity, government official, candidate for political office, political party or official of a political party (including any possible intermediary for any of the above) that could be construed as being for the purposes of receiving favorable treatment or influencing any act or decision by any such person, organization or government for the benefit of Toroso or anyone else.

Toroso Investments, LLC	Page 6	Code of Ethics

Outside Business Activities and Involvement in Legal Proceedings

All supervised persons are expected to devote their full time during regular hours of employment, and during other hours when needed, to Toroso’s interests.  Supervised persons seeking outside employment or engaging in outside business activities, whether paid or volunteer, must get the approval of the CCO before engaging in any such activity.  No outside employment or business activity will be approved which might pose or create the appearance of a conflict of interest, or might otherwise interfere with the supervised person’s regular duties or their working effectiveness.

As a supervised person of a registered investment adviser, you may be barred or otherwise disqualified from working for or associating with Toroso depending on your current or past involvement in certain types of regulatory or legal proceedings.  Consequently, all supervised persons are required to promptly notify the CCO of any criminal and other legal proceedings or investigations in which he/she may have been involved or may currently be involved or subject to.  Additionally, all supervised persons are required to annual complete and submit an Outside Business Activity and Disciplinary Action Disclosure Form to the CCO.

Service on a Board of Directors

Toroso prohibits its supervised persons from serving on the board of directors of a publicly-traded company.  Please be aware that if you serve as a director of a private company, you may be required to immediately resign if the company goes public during your term as director.

Prohibition on Participation in Initial Public Offerings

Toroso prohibits its supervised persons from acquiring any security in an initial public offering.

Watch List

Toroso maintains a Watch List, which consists of the names of all securities currently held in Toroso’s advisory client accounts as well as the name of any issuer for which Toroso and/or Toroso’s supervised persons are in possession of material nonpublic information.  The CCO is responsible for updating the Watch List following the acquisition of any security not previously held by any advisory client account or the removal of a security from all advisory client accounts.  Following an update to the Watch List, the CCO will promptly disseminate the updated Watch List to all supervised persons via email.

Securities Pre-Clearance Requirement

Toroso requires that all supervised persons request and obtain written pre-clearance from the CCO, using the Personal Securities Trading Request and Authorization Form, before participating in any personal securities transaction, unless exempted below.  Without exception, however, all supervised persons are required to obtain pre-clearance before directly or indirectly acquiring beneficial ownership of any security in a limited offering (i.e., private placement).  The CCO will pre-clear his/her personal securities transactions with the Chief Investment Officer.  Director Oscar Junquera, who 1) does not have daily contact with Toroso, 2) does not have direct access to Toroso’s investment recommendations, and 3) does not have direct access to clients’ investment holdings or recommendations, is exempted from this pre-clearance provision.1 Pre-clearance requests must be submitted in writing and must detail the following information:

1	The exception to the pre-clearance requirement for Mr. Junquera does not apply to his annual holdings and quarterly transaction reporting obligations.

Toroso Investments, LLC	Page 7	Code of Ethics

•	The title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of the security;
•	The nature of the proposed transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the security at which the transaction is to be effected if a limit order, otherwise state that it is a market order;
•	The name of the broker, dealer, or bank with or through which the transaction will be effected;
•	The date that the pre-clearance request is being made;
•
To the employee’s knowledge, whether the security in question, any other security issued by the same issuer, or any derivative security tied to any security issued by the same issuer, is currently recommended for purchase or sale to advisory clients or is currently held in advisory client accounts; and

•	To the employee’s knowledge, whether Toroso or any of its supervised persons is in possession of material, non-public information of or relating to the security or the issuer.

All pre-clearance requests will be signed and dated by the CCO or his/her designee who will document on the request whether it is approved or denied.  As part of the pre-clearance request review process, the CCO or his/her designee will determine whether the security in question is on the Watch List and factor such result in the determination as to whether to approve or disapprove the request.  If the request is approved, but an actual or potential conflict with this Code of Ethics exists, the CCO or his/her designee will document the reason for the approval.  The CCO or his/her designee will also maintain a record of all pre-clearance requests and responses.  Pre-clearance requests are only valid for 48 hours from the time of approval and any client orders for the same security to be placed that day must be executed before a personal security order can be placed.

The pre-clearance requirements noted above do not apply to the following:

•	Transactions effected pursuant to an automatic investment plan; and
•	Transactions involving:
o	Direct obligations of the Government of the United States;

Toroso Investments, LLC	Page 8	Code of Ethics

o	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
o	Shares issued by money market funds;
o
Shares issued by open-end registered investment companies so long as they are not exchange-traded funds and so long as neither Toroso nor any of its affiliates (e.g., Global X Management Company LLC) serve as investment adviser or principal underwriter for the investment company; and

o
Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, so long as the UIT does not invest in any mutual fund or ETF for which Toroso or its affiliates serve as investment adviser or principal underwriter (e.g. the Global X Funds).

Securities Reporting Requirements

Initial and Annual Holdings Reports

All access persons of Toroso shall file, no later than ten (10) days after they become an access person, an initial holdings report.  Access person means any director or officer of Toroso as well as any person supervised by Toroso that has access to information regarding clients’ transactions, and any person supervised by Toroso that is involved in making securities recommendations to clients or has access to Toroso’s nonpublic recommendations.  Information contained in the initial holdings report must be current as of a date no more than 45 days prior to the date the person becomes an access person.  (e.g., A person who becomes an access person on May 1st must file their initial holdings report by May 11th and the information contained within that report must be current as of March 17th or later.)  Furthermore, all access persons of Toroso shall file an annual holdings report between January 1st and January 31st of each calendar year that reports information as of December 31st of the prior calendar year.  All holdings reports, whether initial or annual, must contain the following information:

•	The title and type (e.g., equity, bond, ETF, option, private placement) of each reportable security in which the access person has any direct or indirect beneficial ownership interest;2 3

2
 Reportable security means a security as defined in section 202(a)(18) of the Investment Advisers Act of 1940, except that it does not include (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than Reportable Funds (i.e., open-end funds for which Toroso Investments, LLC or Global X Management Company LLC serve as an investment adviser or for which GWM Group, Inc. serves as principal underwriter); and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

3
An access person is deemed to be the direct or indirect beneficial owner of a security when the access person has or shares a direct or indirect pecuniary interest in the security through any contract, arrangement, understanding, relationship or otherwise.  This includes, but is not limited to situations where 1) the access person serves as the general partner or controls an entity that serves as the general partner of a general or limited partnership and the general partner has a proportionate interest in the partnership’s portfolio securities either as a result of the ability to share in the partnership’s profits or due to ownership of partnership capital; and 2) the access person or an entity under the access persons’ control serves as the investment adviser to a client’s account and receives a performance-related fee for a period of less than one year, but only for those securities held in the client’s account which comprise more than 10% of the market value of the portfolio.  A right to an asset-based investment advisory fee does not represent a pecuniary interest.

Toroso Investments, LLC	Page 9	Code of Ethics

•	The exchange ticker symbol or CUSIP number for the reportable security if one exists;
•	The number of shares of each reportable security held, if applicable;
•	The principal amount of each reportable security held;
•	The name of the broker, dealer or bank that maintains the account in which the reportable security is held, if applicable; and
•	The date the report was submitted.

Access persons must file an Initial Holdings Report Form or Annual Holdings Report Form in order to satisfy their holdings report obligations to Toroso.  Bank, brokerage, or investor statements may be attached to an Initial Holdings Report Form or Annual Holdings Report Form in lieu of manually inputting information required by the forms, but any required information missing from such statements (e.g., ticker symbols) must be manually reported on the form.  Bank, brokerage, or investor statements cannot be submitted in lieu of an Initial or Annual Holdings Report Form.

The CCO is responsible for ensuring that initial and annual holdings reports are filed by all access persons within the requisite time period.  The CCO or his/her designee is also responsible for reviewing such reports to assess whether access persons 1) had any conflicts of interest when participating in investment decisions involving securities the person holds in his/her personal accounts and 2) are filing accurate quarterly transaction reports.  Evidence of such review will be in the form of either i) the signature of the reviewer and the date of such review on each Initial or Annual Holdings Report form or ii) a formal memo that documents the review, including the identification of which reports were reviewed and the findings resulting from such review.  The CCO will also ensure that all initial and annual holdings reports are maintained onsite for a period of five years from the end of the calendar year in which the report was filed (e.g. an annual holdings report filed on January 31, 2012 will be maintained until January 1, 2018).

Quarterly Transaction Reports

All access persons of Toroso shall file, no later than thirty (30) days after the end of each calendar quarter, a transaction report containing the following information:

•	The date of each transaction in a reportable security;
•	The title of the reportable security;
•	The exchange ticker symbol or CUSIP number of the reportable security, if one exists;
•	The interest rate and maturity date of the reportable security, if applicable;
•	The number of shares, if applicable;
•	The principal amount of each reportable security transaction;
•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the reportable security at which the transaction was effected;

Toroso Investments, LLC	Page 10	Code of Ethics

•	The name of the broker, dealer or bank with or through which the transaction was effected; and
•	The date the report was submitted.

All access persons of Toroso must request and authorize their broker, dealer, mutual fund, and bank custodians to send duplicate account statements and trade confirmations for all securities accounts, over which they have any direct or indirect influence or control and which hold securities for their direct or indirect benefit, to Toroso.  All access persons are also responsible for ensuring that their broker, dealer, mutual fund or bank has appropriate directions on file to ensure that Toroso receives duplicate trade confirmations and statements.  So long as Toroso continues to receive duplicate trade confirmations and statements, access persons are not required to manually report those transactions on a Quarterly Transaction Report Form.  Transactions in securities that are not effected in such accounts (e.g., private placements) must be manually reported on a Quarterly Transaction Report Form.  The CCO will notify access persons if duplicate trade confirmations and/or statements are not being received or are no longer being received.

The CCO is responsible for ensuring that quarterly transaction reports are filed by all access persons within the requisite time period.  The CCO or his/her designee is also responsible for reviewing such reports.  The CCO or his/her designee will review all personal securities transaction reports on a quarterly basis to assess whether the person 1) was in compliance with the Code of Ethics; 2) engaged in any trading patterns that might indicate abuse; and 3) transacted in the same securities as clients, and if so, whether clients appeared to be disadvantaged as a result of the access person’s transactions.  Evidence of such review will be in the form of either i) the signature of the reviewer and the date of such review on each Quarterly Transaction Report Form or account statement or ii) a formal memo that documents the review, including the identification of which Quarterly Transaction Report Forms or account statements were reviewed and the findings resulting from such review.  The CCO will also ensure that quarterly transaction reports are maintained onsite for a period of five years from the end of the calendar year in which the report was filed.

Certification of Compliance

Initial Certification

Toroso is required to provide all supervised persons with a copy of the Code of Ethics.  All supervised persons are required to certify in writing, using the Code of Ethics Acknowledgement Form, that they have: (i) received a copy of the Code of Ethics; (ii) read and understand all provisions of the Code of Ethics; and iii) agree to comply with the terms of the Code of Ethics.

Acknowledgement of Amendments

Toroso is required to provide all supervised persons with any amendments to the Code of Ethics and all supervised persons must submit a Code of Ethics Acknowledgement Form to acknowledge that they have received, read, and understood the amendments to the Code of Ethics.

Toroso Investments, LLC	Page 11	Code of Ethics

Annual Certification

All supervised persons must annually certify, using the Code of Ethics Acknowledgement Form, that they have read, understood, and complied with the Code of Ethics, that they have made all of the reports required by the Code of Ethics, and have not engaged in any prohibited conduct.

The CCO shall maintain onsite, all certifications and acknowledgements of compliance submitted by supervised persons for a period of five years from the end of the calendar year in which the certification or acknowledgement was made.

Code of Ethics Violations Relating to Personal Securities Transactions

The CCO reviews the personal securities trading and holdings of all supervised persons with the exception of his/her own personal securities trading and holdings, which must be reviewed by the Chief Investment Officer.  To the extent that a violation of Toroso’s code of ethics relating to personal securities trading is identified, they will be dealt with as follows:

•	First offense – written warning via e-mail with a copy sent to the supervised person’s supervisor;
•	Second offense – trade will be broken and profits will be given to charity (all losses are borne by the supervised person). Notification will be given to the supervised person’s supervisor.
•
Third offense – the supervised person’s account will be frozen with only liquidating transactions permitted for a period of 30 calendar days.  Other disciplinary action, up to and including termination, may be recommended by the CCO and notification will be given to the supervised person’s supervisor.

Toroso Investments, LLC	Page 12	Code of Ethics

PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

Supervised Person’s Name:	Date of Request:

I hereby request authorization to enter the following securities transaction:

Name of Security or Issuer:

Ticker Symbol:					CUSIP:

Type of Transaction:		Buy		Sell		Tender
		Exchange		Other (Explain)

Type of Order:		Market		Limit		Stop Loss

Number of Shares:					Principal Amount:

Interest Rate (if applicable):					Maturity Date (if applicable):

Executing Broker/Dealer:

Type of Account:	Individual		Joint		Other (Explain)

Check all of the following that apply:

[ ]	This transaction is for investment purposes and to the best of my knowledge complies with Toroso Investments, LLC’s (“Toroso”) Code of Ethics.

[ ]
To the best of my knowledge, this security nor any other security of the issuer nor any derivative security tied to a security of the issuer is currently recommended for purchase or sale to clients or is held in client accounts.

[ ]	I am not in possession of material non-public information relating to this security or the issuer of this security.

[ ]	This investment opportunity did not arise by virtue of my activities on behalf of Toroso or as a result of my affiliation with Toroso.

Toroso Investments, LLC	Page 13	Code of Ethics

Signature of Supervised Person

[ ]
This transaction does not appear to conflict with or violate Toroso’s Code of Ethics or otherwise appear to pose any conflicts of interests with clients and has been approved based on the information, representations, and certifications provided above and must be completed within 48 hours from the date of approval.  If the transaction has not been completed in whole or in part, a new pre-clearance request must be submitted to Toroso’s CCO.

[ ]	This transaction conflicts with Toroso’s Code of Ethics or otherwise appears to pose a conflict with clients. Approval, however, was granted for the following reasons:

[ ]	This transaction is not approved because it would conflict with or violate Toroso’s Code of Ethics or appears to pose a conflict with clients.

[ ]	This transaction is not approved for the following reasons:

Signature of Toroso’s CCO	Date

Toroso Investments, LLC	Page 14	Code of Ethics

INITIAL HOLDINGS REPORT FORM

The following is a list of all (i.e., public and private) reportable securities holdings1 (e.g., equity securities; fixed income securities; derivative securities; investment company shares, including open or closed-end mutual funds and exchange-traded funds; interests in limited offerings, including limited partnerships and limited liability companies) for which I have any direct or indirect beneficial ownership2 (e.g., revocable trusts for which I am the grantor, irrevocable trusts for which I am the beneficiary) [Bank/Brokerage/Investor statements may be attached to this Initial Holdings Report and submitted in lieu of manually inputting the information required below.  However, any information that is required below that is not included on an attached Bank/Brokerage/Investor statement must be manually inputted below.  Bank/Brokerage/Investor statements cannot be submitted as an alternative to submitting this Initial Holdings Report.]:

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

1
Reportable security means a security as defined in section 202(a)(18) of the Investment Advisers Act of 1940, except that it does not include (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than Reportable Funds (i.e., open-end funds for which Toroso Investments, LLC or Global X Management Company LLC serve as an investment adviser or for which GWM Group, Inc. serves as principal underwriter); and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

2
 An access person is deemed to be the direct or indirect beneficial owner of a security when the access person has or shares a direct or indirect pecuniary interest in the security through any contract, arrangement, understanding, relationship or otherwise.  This includes, but is not limited to situations where 1) the access person serves as the general partner or controls an entity that serves as the general partner of a general or limited partnership and the general partner has a proportionate interest in the partnership’s portfolio securities either as a result of the ability to share in the partnership’s profits or due to ownership of partnership capital; or 2) the access person or an entity under the access persons’ control serves as the investment adviser to a client’s account and receives a performance-related fee for a period of less than one year, but only for those securities held in the client’s account which comprise more than 10% of the market value of the portfolio.  A right to an asset-based investment advisory fee does not represent a pecuniary interest.

Toroso Investments, LLC	Page 15	Code of Ethics

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

Toroso Investments, LLC	Page 16	Code of Ethics

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

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I certify to the following:

[ ]
I have disclosed to Toroso Investments, LLC all Reportable Securities and all bank, dealer, mutual fund and brokerage accounts that hold Reportable Securities for which I have any direct or indirect beneficial ownership interest;

OR

[ ]
I do not currently have any direct or indirect beneficial ownership interest in any Reportable Securities nor do I have any bank, dealer, mutual fund or brokerage accounts that hold Reportable Securities for which I have any direct or indirect beneficial ownership interest;

AND

[ ]	I agree to promptly notify the CCO in writing if I open any new bank, dealer, mutual fund or brokerage accounts that will hold Reportable Securities;

AND

[ ]	I agree to obtain written pre-clearance from the CCO, if required by Toroso’s Code of Ethics, prior to acquiring direct or indirect beneficial ownership in any security.

Signature	Date

Print Name	Title

Toroso Investments, LLC	Page 18	Code of Ethics

ANNUAL HOLDINGS REPORT FORM

The following is a list of all (i.e., public and private) reportable securities holdings1 (e.g., equity securities; fixed income securities; derivative securities; investment company shares, including open or closed-end mutual funds and exchange-traded funds; interests in limited offerings, including limited partnerships and limited liability companies) for which I have any direct or indirect beneficial ownership2 (e.g., revocable trusts for which I am the grantor, irrevocable trusts for which I am the beneficiary).  [Bank/Brokerage/Investor statements may be attached to this Annual Holdings Report and submitted in lieu of manually inputting the information required below.  However, any information that is required below that is not included on an attached Bank/Brokerage/Investor statement must be manually inputted below.  Bank/Brokerage/Investor statements cannot be submitted as an alternative to submitting this Annual Holdings Report. This report must be submitted by all access persons between January 1st and January 31st of each calendar year and all information reported must be as of December 31st of the prior calendar year.]:

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

1
Reportable security means a security as defined in section 202(a)(18) of the Investment Advisers Act of 1940, except that it does not include (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than Reportable Funds (i.e., open-end funds for which Toroso Investments, LLC or Global X Management Company LLC serve as an investment adviser or for which GWM Group, Inc. serves as principal underwriter); and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

2
An access person is deemed to be the direct or indirect beneficial owner of a security when the access person has or shares a direct or indirect pecuniary interest in the security through any contract, arrangement, understanding, relationship or otherwise.  This includes, but is not limited to situations where 1) the access person serves as the general partner or controls an entity that serves as the general partner of a general or limited partnership and the general partner has a proportionate interest in the partnership’s portfolio securities either as a result of the ability to share in the partnership’s profits or due to ownership of partnership capital; or 2) the access person or an entity under the access persons’ control serves as the investment adviser to a client’s account and receives a performance-related fee for a period of less than one year, but only for those securities held in the client’s account which comprise more than 10% of the market value of the portfolio.  A right to an asset-based investment advisory fee does not represent a pecuniary interest.

Toroso Investments, LLC	Page 19	Code of Ethics

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

Toroso Investments, LLC	Page 20	Code of Ethics

Title of the Security	Type of Security (e.g., equity, FI, short call, long put, MF, ETF, LP, LLC)	Ticker Symbol (if applicable)	CUSIP (if applicable)	Number of Shares (if applicable)	Principal Amount (if applicable)	Name of the Bank, Mutual Fund, Broker, or Dealer maintaining the account holding this Security

Toroso Investments, LLC	Page 21	Code of Ethics

I certify to the following:

[ ]
I have disclosed to Toroso Investments, LLC all Reportable Securities and all bank, dealer, mutual fund and brokerage accounts that hold Reportable Securities for which I have any direct or indirect beneficial ownership interest;

OR

[ ]
I do not currently have any direct or indirect beneficial ownership interest in any Reportable Securities nor do I have any bank, dealer, mutual fund or brokerage accounts that hold Reportable Securities for which I have any direct or indirect beneficial ownership interest;

AND

[ ]	I agree to promptly notify the CCO in writing if I open any new bank, dealer, mutual fund or brokerage accounts that will hold Reportable Securities;

AND

☐	I agree to obtain written pre-clearance from the CCO, if required by Toroso’s Code of Ethics, prior to acquiring direct or indirect beneficial ownership in any security.

Signature	Date

Print Name	Title

Toroso Investments, LLC	Page 22	Code of Ethics

QUARTERLY TRANSACTION REPORT FORM

The following is a list of all (i.e., public and private) transactions in reportable securities1 for which I have any direct or indirect beneficial ownership2 that were not effected in a broker, dealer, mutual fund, or bank custodial account (e.g. private placements).  [This Quarterly Transaction Report form may only be used to report transactions in reportable securities that were not effected in a broker, dealer, mutual fund, or bank custodial account.  Transactions effected in those types of accounts must be reported through the direct delivery of duplicate brokerage account statements and trade confirmations from your accounts’ custodians to Toroso Investments LLC.]

Title of the Security	Date of the Transaction	Ticker Symbol or CUSIP (if applicable)	Interest Rate (if applicable)	Maturity Date (if applicable)	Nature of the Transaction (e.g., buy, sell, etc…)	Number of Shares (if applicable)	Principal Amount (if applicable)	Execution Price

1
Reportable security means a security as defined in section 202(a)(18) of the Investment Advisers Act of 1940, except that it does not include (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than Reportable Funds (i.e., open-end funds for which Toroso Investments, LLC or Global X Management Company LLC serve as an investment adviser or for which GWM Group, Inc. serves as principal underwriter); and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

2
An access person is deemed to be the direct or indirect beneficial owner of a security when the access person has or shares a direct or indirect pecuniary interest in the security through any contract, arrangement, understanding, relationship or otherwise.  This includes, but is not limited to situations where 1) the access person serves as the general partner or controls an entity that serves as the general partner of a general or limited partnership and the general partner has a proportionate interest in the partnership’s portfolio securities either as a result of the ability to share in the partnership’s profits or due to ownership of partnership capital; or 2) the access person or an entity under the access persons’ control serves as the investment adviser to a client’s account and receives a performance-related fee for a period of less than one year, but only for those securities held in the client’s account which comprise more than 10% of the market value of the portfolio.  A right to an asset-based investment advisory fee does not represent a pecuniary interest.

Toroso Investments, LLC	Page 23	Code of Ethics

Title of the Security	Date of the Transaction	Ticker Symbol or CUSIP (if applicable)	Interest Rate (if applicable)	Maturity Date (if applicable)	Nature of the Transaction (e.g., buy, sell, etc…)	Number of Shares (if applicable)	Principal Amount (if applicable)	Execution Price

Signature	Date

Print Name	Title

Toroso Investments, LLC	Page 24	Code of Ethics

CODE OF ETHICS ACKNOWLEDGEMENT FORM

I hereby acknowledge receipt of Toroso Investors, LLC’s Code of Ethics, as amended on _______________, and certify that I have read it, that I understand it, and that I agree to comply with and conduct my actions on behalf of Toroso in accordance with the Code of Ethics.  I hereby represent that all my personal securities transactions will be effected in compliance with the Code of Ethics.

Furthermore, if this also serves as my annual acknowledgment, I hereby certify that, to the best of my knowledge, I have complied with all requirements of the Code of Ethics, including submission of all holdings and transaction reports during the prior calendar year, and have not engaged in any prohibited conduct.  And, I also confirm that I have instructed all brokerage firms where I maintain an account to supply duplicate copies of my trade confirmations and monthly and quarterly brokerage account statements to Toroso and reported to the CCO all transactions in which I had or obtained any direct or indirect beneficial ownership.

Signature	Date

Print Name	Title

Toroso Investments, LLC	Page 25	Code of Ethics